Exhibit 99.2

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Directors
Shoreham Telephone Company, Inc.

We have reviewed the accompanying balance sheet of Shoreham Telephone Company, Inc. (the Company) as of September 30, 2011 and the related statements of income and retained earnings and cash flows for the nine-month period then ended, and the statement of operations and retained earnings for the three-month period ended September 30, 2011. This interim financial information is the responsibility of the Company’s management.

We conducted our review in accordance with standards of the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with U.S. generally accepted auditing standards, the objective of which is to express an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

/s/ Berry Dunn McNeil & Parker, LLC

Portland, Maine
December 5, 2011
VT Registration No. 92-000278

SHOREHAM TELEPHONE COMPANY, INC.

Balance Sheet

September 30, 2011

ASSETS

Current assets
Cash and cash equivalents, including interest-bearing deposits of $157,000	$401,461
Accounts receivable, less allowance for doubtful accounts of $42,700	378,832
Prepaid expenses	33,656
Materials and supplies	134,281

Total current assets	948,230

Property, plant and equipment, at cost
Telecommunications plant in service
General support assets	2,242,628
Central office equipment	6,479,512
Cable and wire facilities	4,261,380
Nonregulated plant	186,271
Telecommunications plant under construction	335

13,170,126
Less accumulated depreciation	9,276,119

Net property, plant and equipment	3,894,007

Other investments	1,000

$4,843,237

See independent accountants’ review report. The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Long-term debt	$410,928
Accounts payable	163,703
Accrued expenses	134,385
Customer deposits	8,462
Unearned revenue	132,965

Total liabilities	850,443
Contingencies (Note 3)
Stockholders’ equity
Common stock, $10 par value; authorized 5,000 shares; issued and outstanding 4,361½ shares	43,615
Additional paid-in capital	37,560
Retained earnings	3,911,619

Total stockholders’ equity	3,992,794

$4,843,237

See independent accountants’ review report. The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Statement of Operations and Retained Earnings

For the Three-Month Period Ended September 30, 2011

Operating revenues
Local network services	$154,183
Interstate access services	489,504
Intrastate access services	8,663
Miscellaneous	6,223
Uncollectible revenues, net of recoveries	(3,565)

Total operating revenues	655,008

Operating expenses
Plant specific operations	200,380
Plant nonspecific operations	27,930
Depreciation and amortization	116,281
Customer operations	34,522
Corporate operations	55,012

Total operating expenses	434,125

Operating income before taxes	220,883

Other operating taxes	27,885

Net operating income	192,998

Fixed charges, interest	4,369

Nonoperating and nonregulated (expense) income
Interest and dividends	13,214
Net nonregulated expense	(283,566)

Net nonoperating and nonregulated expense	(270,352)

Net loss	(81,723)

Retained earnings, beginning of period	4,444,341

Distributions declared	450,999

Retained earnings, end of period	$3,911,619

See independent accountants’ review report. The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Statement of Income and Retained Earnings

For the Nine-Month Period Ended September 30, 2011

Operating revenues
Local network services	$435,781
Interstate access services	1,406,609
Intrastate access services	26,559
Miscellaneous	22,595
Uncollectible revenues, net of recoveries	(4,326)

Total operating revenues	1,887,218

Operating expenses
Plant specific operations	537,468
Plant nonspecific operations	82,099
Depreciation and amortization	333,032
Customer operations	160,782
Corporate operations	327,080

Total operating expenses	1,440,461

Operating income before taxes	446,757

Other operating taxes	83,655

Net operating income	363,102

Fixed charges, interest	9,061

Nonoperating and nonregulated (expense) income
Interest and dividends	16,083
Net nonregulated expense	(348,280)

Net nonoperating and nonregulated expense	(332,197)

Net income	21,844

Retained earnings, beginning of period	4,390,427

Distributions declared	500,652

Retained earnings, end of period	$3,911,619

See independent accountants’ review report. The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Statement of Cash Flows

For the Nine-Month Period Ended September 30, 2011

Cash flows from operating activities
Net income	$21,844
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	341,302
Increase in unearned revenue	81,065
Increase in
Accounts receivable, net	(10,138)
Prepaid expenses and other current assets	(13,309)
Materials and supplies	(8,882)
Increase (decrease) in
Accounts payable	111,731
Accrued profit sharing	(62,804)
Accrued expenses	(113,009)
Customer deposits	(372)

Net cash provided by operating activities	347,428

Cash flows from investing activities
Plant additions	(735,948)
Proceeds from sale of available for sale securities	99,827
Maturities of held to maturity securities	97,365

Net cash used by investing activities	(538,756)

Cash flows from financing activities
Borrowings from long-term debt	300,000
Principal payments on long-term debt	(117,149)
Stockholder distributions	(193,620)

Net cash used by financing activities	(10,769)

Net decrease in cash and cash equivalents	(202,097)

Cash and cash equivalents, beginning of period	603,558

Cash and cash equivalents, end of period	$401,461

Cash paid for interest:
Long-term debt	$8,956
Noncash transaction: Distributions to stockholders of $307,032 in the form of $16,551 of net cash surrender value of life insurance and $290,481 of held to maturity securities.

See independent accountants’ review report. The accompanying notes are an integral part of these financial statements.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

September 30, 2011

Nature of Business

Shoreham Telephone Company, Inc. (the Company) derives substantially all of its operating revenues from providing basic local network services, access to intrastate and interstate long-distance telephone services, and other telecommunications services to subscribers in Benson, Cornwall, Hubbardton, Orwell, Shoreham, and Whiting, Vermont. The Company extends credit at standard terms, after appropriate review, to subscribers and domestic interexchange carriers. The Company is subject to regulation by the Federal Communications Commission (FCC) and the Vermont Public Service Board (VPSB) for rates and other matters.

1.       Summary of Significant Accounting Policies

Use of Estimates

Management uses estimates and assumptions in preparing the financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulatory Accounting

The Company follows the accounting prescribed by the Uniform System of Accounts of the FCC, the VPSB and Financial Accounting Standards Board Accounting Standards Codification (ASC) 980, Regulated Operations. This accounting recognizes the economic effect of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. The Company annually reviews the continued applicability of ASC 980 based on the current regulatory and competitive environment.

Operating Revenues

Operating revenues are recognized when services are provided to customers. Interstate network access services revenues are recorded using interstate pooling methods based on average schedule settlement formulas calculated by the National Exchange Carrier Association (NECA), of which the Company is a member. NECA negotiates interstate access charge tariff agreements with the FCC and accumulates and distributes pooled revenues derived from such agreements to its members. The Company records the effect of NECA settlements, including retroactive adjustments, if applicable, upon notification of such settlements from NECA. Local services and intrastate access are billed at tariff rates, under a bill and keep arrangement, approved by the VPSB.

Nonregulated Income

Nonregulated income consists mainly of digital subscriber line revenues and toll resale services. These are recognized when services are provided to customers.

Unearned Revenue

Unearned revenue consists of advance payments received from customers for local basic service, end user revenues, and digital subscriber line charges. The amounts are recognized as earned.

See independent accountants’ review report.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

September 30, 2011

Cash and Cash Equivalents

All liquid investments with an original maturity of three months or less are considered to be cash equivalents.

The Company maintains its cash in bank accounts, which balances may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant risk regarding cash and cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts (allowance) based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable.

Materials and Supplies

Materials and supplies are valued at their average cost.

Capitalization Policy

Additions to property, plant and equipment and replacements of retirement units of property are capitalized at original cost, which includes labor, material, and overhead.

Depreciation

Depreciation is computed on average plant investment by primary plant accounts using the straight-line method over the assets’ useful lives.

Other Investments

Other investments consist of nonmarketable stock investments in the Company’s lender stated at cost.

Income Taxes

The Company elected to be an S corporation under the Internal Revenue Code effective January 1, 1991. Income, losses, and other tax attributes are primarily passed through to stockholders and taxed at the individual level. The Company expects to make distributions to stockholders which, at a minimum, will be sufficient to satisfy stockholder income taxes related to the Company’s earnings.

The Company follows the accounting guidance for uncertainty in income taxes which is part of ASC 740, Income Taxes. The guidance prescribes a recognition threshold and measurement attributes for financial statement recognition of a tax position taken or expected to be taken on a tax return.

See independent accountants’ review report.

SHOREHAM TELEPHONE COMPANY, INC.

Notes to Financial Statements

September 30, 2011

As of September 30, 2011, the tax years after 2008 remain subject to examination by federal and state authorities.

Taxes Collected from Customers and Remitted to Governmental Authorities

The Company reports certain taxes on the net basis. Accordingly, they are recorded as a liability when billed to customers and excluded from revenue and expenses.

Subsequent Events

For purposes of the preparation of the financial statements in conformity with U.S. generally accepted accounting principles, the Company has considered transactions or events occurring through December 5, 2011, which was the date that the financial statements were available to be issued.

2.       Long-Term Debt

The Company has available a $1,500,000 credit facility ($410,928 outstanding at September 30, 2011), from Yankee Farm Credit, ACA, collateralized by all assets of the Company. The credit facility carried a variable interest rate of 3.75% at September 30, 2011, and is due in quarterly installments of $42,035 for principal and interest.

The long-term debt is classified as a current asset as the debt was paid in full on October 14, 2011, the date of acquisition.

3.       Contingencies

The Company is, from time to time, involved in legal and environmental claims, actions, or complaints in the normal course of business. Liabilities, if any, for these claims are recorded when it is probable that obligations have been incurred, and the amounts can be reasonably estimated. However, management does not believe that any such proceedings will have a material adverse effect on the Company’s results of operations or financial position.

4.       Sale of Company

On October 14, 2011, the stock of Shoreham Telephone Company, Inc. was acquired by Shoreham Telephone LLC, a subsidiary of Otelco Inc.

See independent accountants’ review report.